UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

HEIDRICK & STRUGGLES

INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2013, Heidrick & Struggles International, Inc. (the “Company”) and certain foreign subsidiary borrowers of the Company (together with the Company, the “Borrowers”) entered into an Amendment and Restatement Agreement (the “Agreement”), pursuant to which the Borrowers, the Lenders (as defined below) and the Administrative Agent (as defined below) amended and restated that certain Credit Agreement, dated as of June 22, 2011 (as amended by the Agreement, the “Credit Agreement”), among the Borrowers, the institutions from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), Bank of America, N.A., as Syndication Agent and The Northern Trust Company, as Documentation Agent. Pursuant to the Agreement, the Credit Agreement was amended to add a committed term loan facility in an aggregate amount of up to $40 million (the “Term Facility”). The Term Facility will be amortized over a five-year period pursuant to which the Company will make (a) fifteen (15) quarterly payments of $1.5 million each commencing with a payment on June 30, 2013 and continuing on the last calendar day of every September, December, March and June thereafter, up to and including December 31, 2016, (b) four (4) payments of $2 million each on March 31, 2017, June 30, 2017, September 30, 2017 and December 31, 2017 and (c) a final payment of the remaining outstanding balance of the Term Facility on January 31, 2018. The other material terms of the Credit Agreement (as in effect prior to the Agreement) were not amended by the Agreement.

Borrowings under the Credit Agreement may be used for working capital, capital expenditures, Permitted Acquisitions (as defined in the Credit Agreement) and for other general corporate purposes of the Company and its subsidiaries. The obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries.

Some of the banks that are parties to the Credit Agreement, including their predecessors and affiliates, have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and its subsidiaries, by which the banks have received, and may in the future receive, customary compensation and reimbursement of expenses.

The description above is a summary of the Agreement and is qualified in its entirety by the complete text of the Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated herein by reference. Capitalized terms not defined herein have the meanings given to them in the Agreement and/or Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment and Restatement Agreement among Heidrick & Struggles International, Inc., certain foreign subsidiary borrowers thereto, the lenders party thereto and JPMorgan Chase Bank, as Administrative Agent, dated January 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEIDRICK & STRUGGLES INTERNATIONAL, INC.
(Registrant)

Date: February 5, 2013	By:	/s/ Stephen W. Beard
	Name:	Stephen W. Beard
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer